EXHIBIT 23.4
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 of Energy Transfer Equity, L.P. of our reports dated January 23, 2006, relating to the financial statements of Titan Energy Partners, L.P. and subsidiary (the “Partnership”) which appear in the Current Report on Form 8-K of Energy Transfer Partners, L.P. dated June 6, 2007. We also consent to the reference to us under the heading “Experts” in this Pre-Effective Amendment No. 1 to Registration Statement.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
October 19, 2007